UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2025

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4446-1A Hendricks Avenue Suite 354, Jacksonville, Florida	32207
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01              Other Events.

On November 17, 2025, ParkerVision, Inc. (the “Company”) completed the offering and sale of 4,761,905 shares of its common stock, par value $0.01 per share (“Common Stock”), to Lewis H. Titterton, Jr., a director of the Company (the “Investor”), for an aggregate purchase price of $1,000,000. The $0.21 purchase price per share equaled the last reported sale price of the Common Stock on the OTCQB Venture Market on November 14, 2025, in accordance with the subscription agreement entered into between the Company and the Investor on that date (the “Subscription Agreement”).

The shares were issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-287427) and the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2025, which contains the final terms of the offering.

The Company did not engage any underwriters, placement agents, brokers, or finders in connection with the transaction and paid no commissions or fees.

A copy of the Subscription Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2025.

On November 17, 2025, the Company issued a press release announcing the closing of the transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release issued by ParkerVision on November 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2025
PARKERVISION, INC.

By /s/ Cynthia French
Cynthia French
Chief Financial Officer